UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 18, 2009 (May 15, 2009)

Peoples Community Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-29949	31-1686242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6100 West Chester Road
West Chester, Ohio  45069
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code  (513) 870-3530

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Assumption Agreement

On May 15, 2009, Peoples Community Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Peoples Community Bank (the “Bank”), entered into a Purchase and Assumption Agreement (the “Agreement”) with First Financial Bank, N.A. (the “Buyer”), the wholly owned subsidiary of First Financial Bancorp. The Agreement provides for the purchase of certain of the Bank’s assets, which includes 17 of the Bank’s branch offices located in southwestern Ohio and southeastern Indiana, approximately $260 million of certain business and consumer loans and other assets, as well as the assumption of approximately $310 million of the Bank’s deposits and certain other liabilities by the Buyer. The total purchase price of the transaction is expected to be approximately $12 million, which is a deposit premium of approximately 4%. The purchase price of the assets and the deposits being sold by the Bank will be offset against the amount owed by the Bank to the Buyer for assuming the Bank’s liabilities pursuant to the Agreement.  It is currently anticipated that the aggregate balance of the Bank’s liabilities will exceed the estimated purchase price.

Completion of the proposed transaction is subject to the approval of the Office of Thrift Supervision. The transaction contemplated by the Agreement is expected to close during the third quarter of 2009, subject to the receipt of all necessary regulatory approvals and the satisfaction of certain other closing conditions as set forth in the Agreement.

As previously disclosed, at March 31, 2009, the Bank was considered critically undercapitalized under the regulatory framework for prompt corrective action. Following completion of the proposed transaction, the Bank expects to return to a well capitalized status in accordance with the capital restoration plan filed by the Bank with the Office of Thrift Supervision on April 30, 2009. The Bank will continue to conduct banking operations from its two branches in Lebanon, Ohio and expects to retain approximately $325 million in assets, including certain loans, investment securities and real estate assets as well as certain liabilities.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference as though fully set forth herein.  The foregoing summary description of the Agreement and the transaction contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Agreement.  The Agreement is filed in this Form 8-K to provide information regarding its terms.  It is not intended to provide any other factual information about the Company or the Bank.  The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Stockholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Letter Agreement with Integra Bank, N.A.

In connection with the Agreement, the Company received a written consent (the “Consent”) from Integra Bank, N.A. (“Integra”), regarding the Company’s $17.5 million obligation to Integra under an outstanding line of credit from Integra that was due and payable on June 30, 2008.  Pursuant to the Consent, Integra consented to the Agreement and agreed to, among other things, forbear and refrain from initiating or prosecuting any action in any court to exercise any rights with respect to the Bank’s common stock, which is pledged to Integra to secure the Company’s line of credit, or exercise any other rights or remedies available to Integra that would have the effect of hindering or delaying the closing of the transactions contemplated under the Agreement or effect the ability of the parties to consummate the transactions contemplated by the Agreement. The Consent is irrevocable until the earlier of the closing date of the Agreement or the termination of the Agreement.

Item 8.01                      Other Events.

On May 15, 2009, Peoples Community Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Peoples Community Bank (the “Bank”), entered into a Purchase and Assumption Agreement (the “Agreement”) with First Financial Bank, N.A. (the “Buyer”), the wholly owned subsidiary of First Financial Bancorp. The Agreement provides for the purchase of certain of the Bank’s assets, which includes 17 of the Bank’s branch offices located in southwestern Ohio and southeastern Indiana, approximately $260 million of certain business and consumer loans and other assets, as well as the assumption of approximately $310 million of the Bank’s deposits and certain other liabilities by the Buyer.

For further information about the Agreement and the transaction with the Buyer, see the full text of the press release announcing the execution of the Agreement issued on May 18, 2009.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Also, see the description of the Agreement contained in Item 1.01 of this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 2.1	Purchase and Assumption Agreement, dated as of May 15, 2009, by and among First Financial Bank, N.A., Peoples Community Bank, and Peoples Community Bancorp, Inc.*

	Exhibit 99.1	Press Release issued by Peoples Community Bancorp, Inc., dated May 18, 2009

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2009

PEOPLES COMMUNITY BANCORP, INC.

	By:	/s/ Jerry D. Williams
Jerry D. Williams
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of May 15, 2009, by and among First Financial Bank, N.A., Peoples Community Bank, and Peoples Community Bancorp, Inc.*

99.1	Press Release issued by Peoples Community Bancorp, Inc., dated May 18, 2009
*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.